                                                                    Exhibit 10.6

--------------------------------------------------------------------------------
Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.
--------------------------------------------------------------------------------


                COMMERCIAL APPLICATION PARTNER (CAP) AGREEMENT
                ----------------------------------------------

This Agreement is made effective June 26, 1996 between SYBASE, INC. ("Sybase") with offices at 6475 Christie Avenue, Emeryville, California 94608 (or SYBASE CANADA LIMITED, with offices at 1 Robert Speck Parkway, Suite 800, Mississauga, Ontario, Canada L4Z 3M3), and DeskTalk ("Partner"), with offices at 19401 South Vermont Ave. Torrance, CA 90502.

1. License Grant. Subject to the terms and conditions below, Sybase grants to Partner a nonexclusive and nontransferable license to market and distribute copies of unmodified object code versions of those Sybase and/or Powersoft software products identified in the attached initialed Schedules along with accompanying documentation ("Programs") to Partner's customers ("End-Users") who will use the Programs in the applicable Territory described in each Schedule A, provided that the Programs are distributed for use with computer application programs marketed by Partner ("Application Software"). Partner may also sell to End-Users certain Sybase services as describe dint he Schedule(s). Notwithstanding the above, if the Territory includes any of the Prohibited Countries set forth in Sybase's then current "Prohibited Country List" (a current copy of which has been provided to Partner), Partner may not market or distribute Programs for use in such Prohibited Countries. In connection with the distribution rights granted above, Partner may appoint distributors to distribute the Programs to End-Users within the Territory. The appointment of distributors shall be by contracts which require that the distributor market the Programs only in accordance with the terms of this Agreement and on a basis which protects the proprietary interests of Sybase in and to the Programs to the same extent that Partner's proprietary interests in its own products are protected (but in any event no less than a reasonable extent). Partner may order under this Agreement copies of the Programs for (a) its own internal production purposes and/or developing and supporting the Application Software ("Internal Use Copies") and (b) Partner providing demonstrations and training for the Application Software ("Demonstration Copies").

2. Fees and Payment Terms. For the first year of this Agreement, Partner shall be responsible for paying to Sybase a non-refundable program fee shown in Schedule A ("Initial Fee"). The Initial Fee is due upon execution of this Agreement by Partner. For each additional year, a non-refundable annual program renewal fee ("Annual Renewal Fee") as set forth in such Schedule is due and payable upon each anniversary of the date of this Agreement. Fees as set forth in the attached Schedule(s) shall be due to Sybase for each copy of the Programs ordered by Partner for an End-User and for each Internal Use Copy; such fees shall be based on Sybase's then-current price list for the country in which the Programs are to be used ("Price List"). The license fee for Demonstration Copies, if any, is set forth in the Schedule(s). Notwithstanding the above, there is no charge for authorized Evaluation Copies distributed to End-Users. ("Evaluation Copies" are copies of the Programs made by Partner from Master Disks (as defined below) which may only be used by End-Users for up to the number of days designated in the applicable Schedule, after which they must be returned to Partner.) License fees for copies made from Master Disks and distributed to an End-User in a particular calendar quarter shall be due and payable to Sybase within 30 days after the end of such calendar quarter along with a written report showing the number of copies distributed by Partner during such quarter. License fees for Internal Use Copies and Demonstration Copies, and copies of the Programs which Sybase ships to Partner for distribution to End-Users shall be due and payable to Sybase with Partner's order for the Programs or, upon Sybase credit approval of Partner, 30 days after the date of Sybase's invoice for the Programs. Any past-due invoice may subject Partner to credit hold at the sole discretion of Sybase. All fees under this Agreement are stated in United States dollars.

3. Ownership. Programs are owned by Sybase or its licensors and are protected by copyright law, trade secret laws and international conventions. All rights in and to patents, copyrights, trademarks and trade secrets in the Programs are and shall remain with Sybase and its licensors. No title to or ownership of the Programs is transferred to Partner or End-User. Partner shall not translate, localize or modify any portion of the Programs without the prior written consent of Sybase.

4. Ordering and Delivery. Internal Use Copies and Demonstration Copies shall be ordered from Sybase. Copies of the Programs for distribution to End-Users may either be (a) ordered from Sybase and delivered by Sybase to Partner, or (b) made by Partner from master disks ("Master Disks") that Sybase will make available to

Partner. Partner shall ensure that all Sybase copyright and other proprietary notices which are included in the Master Disks are included on any copies made from the Master Disks. Partner acknowledges that Master Disks may contain devices which count or limit the number of copies which can be made and Partner will not tamper with such devices. Partner shall maintain Master Disks under lock and key and shall allow only a specified number of its own employees to make copies from Master Disks. Partner shall fully account for all copies of the Programs. Partner shall not modify or alter any proprietary rights notice contained within the Programs. Partner is strictly prohibited from providing access or transferring the Master Disks to any third party. All shipments are FOB origin, and Partner is responsible for all shipping charges. Except for taxes on Sybase's income, Partner shall be responsible for any sales, use, excise or any other form of taxes resulting from this Agreement.

5. License Accompanying Programs. If Partner sues the Programs, agrees to be bound by the terms and conditions of the Sybase license agreement accompanying each copy of the Program that the Partner obtains hereunder ("Sybase Shrinkwrap"). Notwithstanding the above, Demonstration Copies shall only be used for the purposes outlined in Section 1 above and shall be returned to Sybase upon expiration or termination of this Agreement. Partner shall ensure that the End-User's use of the Programs is either subject to the terms and conditions of (a) the Sybase Shrinkwrap (if Partner is making copies from a Master Disk, it may reproduce the Sybase Shrinkwrap for such purposes) or (b) an executed license agreement or shrinkwrap agreement between Partner and End-User which is substantially similar to, and no less restrictive in protecting Sybase's interests than, the Sybase Shrinkwrap. If a conflict arises between this Agreement and any such license agreement, the terms of this Agreement shall prevail. Partner shall undertake reasonable efforts to enforce the terms of any license agreement between Partner and an End-User as it relates to the Programs.

6. Reports. Partner shall keep or cause to be kept full and accurate accounts and records of all transactions made by it and by its authorized distributors under this Agreement (including Evaluation Copies) in form such that all amounts owing hereunder to Sybase may be readily and accurately determined. Partner shall undertake to assure that its distributors are (a) accurately reporting to Partner all sales to End-Users and (b) otherwise complying with this Agreement. Partner shall allow Sybase to examine its records to determine compliance with this Agreement. Any examination shall be at the expense of Sybase, shall occur during regular business hours at Partner's offices and shall not interfere unreasonably with Partner's regular activities. Sybase shall give Partner 30 days or more prior written notice of the date of each such examination and the name of the accountant who will be conducting the examination. All information obtained from conducting the examinations shall be maintained as Confidential Information. Partner agrees to pay Sybase any amounts owing as a result of Partner's noncompliance with the payment provisions of this Agreement within 30 days of the date of the examination report which details such non-compliance.
In the event such amounts owed by Partner to Sybase exceeds 5% of total royalties due, Partner shall pay the costs of such examination.

7. Support & Maintenance. Partner shall be solely responsible for providing End-User technical support and service of warranty claims for Partner's Application Software, including the Programs, provided that Partner may also sell Sybase technical support services for the Programs only, on the terms described in the attached Schedules.

8. Independent Contractors. Partner and Sybase are independent contractors and are not agents or representatives of each other. Partner does not have the right to bind Sybase and shall not misstate or misrepresent its relationship to Sybase.

9. Advertising; Trademarks. Sybase may identify Partner as a Commercial Application Partner in Sybase advertising and marketing materials. Partner shall not make any representations concerning the Programs which are consistent with Sybase's marketing materials and advertising. Partner may utilize applicable Sybase trademarks and logos only in accordance with Sybase's then-current published guidelines, and trademarks shall remain the exclusive property of Sybase or its licensors. Partner shall suitably feature the Programs and related trademarks and Sybase's ownership of the Program in any advertising, marketing literature, product documentation and packaging of the Application Software. Partner shall give appropriate recognition in the Application Software of Sybase's proprietary rights in the Programs in the same manner, places and times and no less conspicuously than the recognition of the proprietary rights of others including Partner in the Application Software.

10. Term and Rights Upon Termination. This Agreement will become effective as of the date first shown above and shall continue in force for a period of 3 years, subject to (a) Partner's payment of all fees owing hereunder, or (b) termination under Section 11 below. Thereafter, this Agreement shall automatically renew for additional one-year terms subject to payment of Sybase's then-current Annual Renewal Fee and provided that Partner is not then in default of this Agreement, unless written notice of termination is given by either party at least 30 days prior to the expiration of the term then in effect. No expiration or termination of this Agreement shall impair or affect (i) Internal Use Copies, which shall continue so long as Partner is not in breach of the Sybase Shrinkwrap or (ii) copies of Programs distributed by Partner to End-Users in accordance with this Agreement prior to the effective date of the expiration or termination of this Agreement. All Demonstration Copies shall be returned to Sybase. Termination or expiration shall not release either party from its liability to pay any fees accruing prior to the date of the termination or expiration. Sections 3, 5, 10, 11, 12, 13, 14 and 18 of this Agreement shall survive any expiration or termination of this Agreement.

11. Default. Either party may immediately terminate this Agreement or any license granted hereunder by written notice to the other if such other party breaches any term or condition of this Agreement, including but not limited to failure to pay when due any fee hereunder, and does not remedy such breach within 30 days of written notice thereof from the nonbreaching party. Each party will reimburse the other party for all reasonable costs incurred by the other party (including attorneys' fees) in collecting past due amounts hereunder. Any non-remedial breach shall entitle the non-breaching party to terminate this Agreement immediately upon written notice to the other party. This remedy shall not be an exclusive remedy and shall be in addition to any other remedies which the non-breaching party may have under this Agreement or otherwise.

12. Confidential Information. Each party will not disclose or use any business and/or technical information of the other designated orally or in writing as "Confidential" or "Proprietary" (together, "Confidential Information") without the prior written consent of the other party. Such restrictions do not extend to any item of information which (a) is now or later becomes available in the public domain without the fault of the receiving party; (b) is disclosed or made available to the receiving party by a third party without restrictions and without breach of any relationship of confidentiality; (c) is independently developed by the receiving party without access to the disclosing party's Confidential Information, (d) is known to the recipient at the time of disclosure, or (e) is produced in compliance with applicable law or court order, provided that the disclosing party is given reasonable notice of such law or order and an opportunity to attempt to preclude or limit such production. Upon termination or expiration of this Agreement, each party shall immediately return all copies of Confidential Information received from the other party. Partner shall not release the results of any benchmark of the Programs to any third party without the prior written approval of Sybase for each such release.

13. Disclaimer of Warranty; Limitation of Liability. Except as expressly provided in the Sybase Shrinkwrap, NO EXPRESS OR IMPLIED WARRANTY OR CONDITION IS MADE WITH RESPECT TO THE PROGRAMS OR SERVICES SUPPLIED BY SYBASE OR ITS SUBSIDIARIES, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. The aggregate liability to Sybase and its subsidiaries, if any, for any losses or damages arising out of or in connection with this Agreement, whether the claim is in contract, tort or otherwise, shall not exceed the amount paid by Partner to Sybase under this Agreement for the affected Programs or services. UNDER NO CIRCUMSTANCES SHALL SYBASE, ITS SUBSIDIARIES OR ITS LICENSORS BE LIABLE FOR SPECIAL, INDIRECT, EXEMPLARY, INCIDENTAL AND/OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, LEGAL FEES, LOSS OF PROFITS, LOSS OR INACCURACY OF DATA OR LOSS RESULTING FROM BUSINESS DISRUPTION, EVEN IF SYBASE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

14. Indemnification. Partner indemnities and holds harmless Sybase, its affiliates, directors, employees and agents from all third party claims, including court costs and reasonable fees of attorneys and expert witnesses, arising in connection with (a) a breach by Partner of its agreement with an End-User or distributor (unless such breach was caused by Sybase's breach of this Agreement or the Sybase Shrinkwrap), or (b) use of the Application Software if liability is not caused by the Programs as provided by Sybase. Sybase indemnifies and holds harmless Partner, its affiliates, directors, employees and agents from all third party claims, including court costs and reasonable fees of attorneys and expert witnesses, arising in connection with (i) a breach by Sybase of the Sybase Shrinkwrap or (ii) use of the Programs as provided by Sybase if liability is not caused by the Application Software.

15. Export Restriction. Partner shall not transfer, directly or indirectly, any restricted Programs or technical data received from Sybase or its subsidiaries, or the direct product of such data, to any destination subject to export restrictions under U.S. law, unless prior written authorization is obtained from the appropriate U.S. agency.

16. Assignment. This Agreement may not be assigned (by operation of law or otherwise) or otherwise transferred in whole or in part by Partner unless Partner has received prior written permission from Sybase, such permission not to be unreasonably denied by Sybase. To the extent Partner is permitted to assign this Agreement all provisions of this Agreement shall be binding upon Partners successors or assigns.

17. Notices. All notices under this Agreement shall be in writing and either delivered personally, sent by first class mail, express carrier or by confirmed facsimile transmission to the address of the party set forth above (and if to Sybase, to the attention of the General Counsel). All notices shall be deemed given on the business day actually received.

18. Other. This Agreement, the initialed Schedules, and any documents explicitly referred to therein, -constitute the entire agreement between the parties, and no representation, condition, understanding or agreement of any kind, oral or written, shall be binding upon the parties unless incorporated herein. This Agreement may not be modified or amended, nor will the rights of either party be deemed waived, except by an agreement in writing signed by authorized representatives. of-Partner and Sybase. Purchase orders shall be binding as to the products and services ordered, and the site for delivery of Programs or performance of services as set forth on the face side of or a special attachment to the purchase order. Other terms and preprinted terms on or attached to any purchase order shall be void. This Agreement shall be governed by, and construed in accordance with, the laws of California if Partner is located in the United States and the laws of Ontario if Partner is located in Canada without regard to their conflict of laws rules or the United Nations Convention on the International Sale of Goods. If any provision of this Agreement is held to be unenforceable, the parties shall substitute for the affected provision an enforceable provision which approximates the intent and economic effect of the provision. The parties have requested that this Agreement and all documents contemplated hereby be drawn up in English. For Quebec Province transactions: Les parties aux presentes ont exige que cette entente et tous autres documents envisages par les presentes soient rediges en anglais.

Accepted and agreed on behalf of:

DeskTalk Systems, Inc.
________________________________  ("Partner)     Sybase, Inc. ("Sybase")
                                                 (or Sybase Canada Limited, if
                                                 applicable)

BY: /s/ PAUL MADICK                              /s/ GLEN GERMANOWSKI
________________________________                 _______________________________
(Authorized Signature)                           (Authorized Signature)

        Paul Madick                                  Glen Germanowski
________________________________                 _______________________________
(Printed Name)                                   (Printed Name)

Chief Operations Officer 6/26/96                 Senior Corporate Counsel 7/9/96
________________________________                 _______________________________
(Title)                  (Date)                  (Title)                  (Date)

                           SCHEDULE A - SILVER LEVEL
                           -------------------------

                to the Commercial Application Partner Agreement
                -----------------------------------------------

                     Database Partner Fees and Guidelines
                     ------------------------------------

---------------------------------------------------------------------------------------------------------------
Territory                          United States and Canada; however, Partner may sell application-specific deployment seats worldwide.
---------------------------------------------------------------------------------------------------------------
Initial Fee                        $ 895; includes up to 5 Demonstration Copies.
Annual Renewal Fee                 $ 895.
                                   Only one Initial and Annual Fee required per Agreement.

---------------------------------------------------------------------------------------------------------------
Evaluation Copies                  Entitled to 90-day Evaluation Copies.

---------------------------------------------------------------------------------------------------------------
Discount for Software Programs     Sybase will check block and initial if authorized to sell:

                                   [X] Enterprise Databases

                                   [X] Workplace Databases

                                   [X] Design Tools

                                   Discounts for the above software Programs are specified in the then-current
                                   Database Partner Products Price List.
---------------------------------------------------------------------------------------------------------------
Discount for sale of End-User      10% discount off then-current Price List on technical support subject to
 Technical Support                 End-User's execution of a Sybase support agreement.  Partner shall not sell renewals of technical support.

---------------------------------------------------------------------------------------------------------------
Discount for Partner Technical     10% discount off then-current Price List on any commercially available
 Support                           end-user technical support offering.

---------------------------------------------------------------------------------------------------------------
Discount for Partner Training      20% discount off then-current Price List on any Sybase standard training rates for Partner employees or agents trained at Sybase public training centers.

---------------------------------------------------------------------------------------------------------------

ACCEPTED and AGREED:   By:  /s/ PM           6/26/96    /s/ GG          7/9/96
                       ______________________________  _________________________
                       (Partner Initials)      (Date)  (Sybase Initials)  (Date)

          ADDENDUM TO COMMERCIAL APPLICATION PARTNER (CAP) AGREEMENT

This Addendum (the "Addendum") entered into on _______________ 199_ supplements and amends the terms of the Commercial Application Partner (CAP) Agreement dated __________________, 199_ (the "Agreement") between Sybase, Inc. ("Sybase") and Desktalk Systems, Inc. ("Partner"). Capitalized terms not otherwise defined shall have the meaning set forth in the Agreement.

Sybase and Partner agree as follows:

Section 1. entitled "License Grant." Insert the following words after the first sentence:

"Partner shall have the right to embed the Programs with Partner's Application Software."

Section 10. entitled "Term and Rights Upon Termination." On the fifth line, delete and replace the term "30 days" with "90 days."

Definitions.
-----------

Terms used in connection with the Agreement mean the following:

The term "Workplace" means a level of Licensed Software which runs with an Intel based platform, certain "low-end" UNIX based platforms or other platforms which may be added from time to time, all as specified in the then current Price List, designated as "Workplace' on an accepted Purchase Order, and subject to the restrictions in the "Network License' definition set forth below.

The term "Enterprise" means a level of Licensed Software other than an Intel based platform and certain "low-end" UNIX based platforms, or other platforms which may be added from time to time, all as set forth in the then current Price List, designated as "Enterprise" on an accepted Purchase Order, which may be accessed as specified in the "Network License" definition.

The term "Named User" means a specific named person licensed to use a copy of Licensed Software. The term "Seat" means a specific identifiable unique accessor of information such as a terminal, PC, single user workstation or real time device. Use of software or hardware which reduces the number of Seats directly accessing the Licensed Software (sometimes called "multiplexing" or "pooling") does not reduce the number of Seats required to be licensed, but rather the number of licensed Seats must be equal to the number of distinct inputs to the multiplexing software or hardware. Each properly licensed Seat or Named User can access any licensed server on the network, regardless of the operating system.

The term "Networked License" means each copy of the Licensed Software which may be accessed by any and all Seats or Named Users, that are licensed to access such Licensed Software subject to the following restrictions: (i) Workplace Seats and Workplace Named Users licensed to access a particular Licensed Software may only access the Workplace level of such Licensed Software, and (ii) Enterprise Seats and Enterprise Named Users licensed to access a particular Licensed Software may access the Workplace and Enterprise levels of such Licensed Software. Accordingly, Seats and Named Users in a Networked License are not tied to a particular copy of the Licensed Software.

The term "Minimum Users" for Enterprise pricing (Networked Model) refers to a minimum number of User licenses that must be purchased with certain Products listed within the Sybase Price List. The Sybase Price List is subject to change from time to time at the sole discretion of Sybase. Each Minimum Users requirement is on a one time basis only and does not apply to any and all subsequent Product licenses that are purchased for each Networked Model environment. For example, if Customer purchases 2 SQL Server Server Licenses and 5 SQL Server Seat Licenses, the 5 Seats can access any of the two Servers. Each additional Product [like Open Server] would be similarly licensed: 2 Open Server Server Licenses and 5 Open Server Seat Licenses.

Except as amended above, the Agreement shall remain in full force and effect.


Sybase, Inc.                                    Desktalk Systems, Inc.

By: /s/ GLEN GERMANOWSKI                             /s/ PAUL MADICK
   ____________________________                 By:____________________________

Name:  Glen Germanowski                                Paul Madick
     __________________________                 Name:__________________________

Title: Senior Corporate Counsel                        Chief Operations Officer
      _________________________                 Title:_________________________

Date:        7/9/96                                          6/26/96
     __________________________                 Date:__________________________

          ADDENDUM TO COMMERCIAL APPLICATION PARTNER (CAP) AGREEMENT

This Addendum (the "Addendum") entered into on 1/20/1998 supplements and amends the terms of the Commercial Application Partner (CAP) Agreement dated June 26, 1996 (the "Agreement") between Sybase, Inc. ("Sybase") and Desktalk Systems, Inc. ("Partner"). Capitalized terms not otherwise defined shall have the meaning set forth in the Agreement.

1. Sybase grants Partner the following additional license rights during the term of and subject to the terms of the Agreement and the amendment. A "Seat" is a specific identifiable unique accessor of information such as a terminal, PC, single workstation or real time device. As used herein, a "Named User" is a specific named person licensed to use a Program.).

Partner may offer "Data Access Seat Licenses" (as defined below) to its End-Users for access through the Internet to the Sybase SQL Server Program, along with copies of Jconnect Program (downloaded by Partner from the Web), provided End-User has and existing license for Sybase SQL Server Program or will license Sybase SQL Server for use with the TrendWeb Application Software from Partner.

A "Data Access Seat License" permits an external Seat to access, via the Internet, the Sybase SQL Server Program resident on the End-User's servers and at its site, in conjunction with the TrendWeb Application Software. A Data Access Seat may be an Enterprise or a Workplace level license. Data Access Seats may query the database resident with the TrendWeb Application Software but may not install or download the Sybase SQL Server Program or use the Sybase SQL Server to develop or modify applications or perform other programming tasks. Partner understands and will ensure that End-User acknowledges that the Sybase SQL Server Program is an Application Deployment License.

Under this Addendum, Jconnect will be a full use copy and not an Application Deployment License. An "Application Deployment License", "Application Deployment Seat" or "Application Deployment Named User" is a license for a copy of a Program, a Seat or a Named User (as applicable) which can only be used for the purpose of (a) an End-User running Noncustom Application Software (excluding any third party application programs marketed by Partner) and (b) extracting data on a read only basis from the Application Software for use with other applications; such extraction may either be through tools within the Application Software or through third party tools. As used in the prior sentence, "Noncustom Application Software" means Application Software which Partner distributes without change to more than one End-User. As used in the prior sentence, the phrase "running noncustom Application Software" means that the End-User cannot use the Programs to create or alter columns, tables, schemes or databases unless (i) such columns, tables, schemes and databases are created or altered by and within the context of the Application Software (i.e., the Application Software must generate the commands without the End User itself using the Program's command verbs) and only include data first captured in the specific Application Software in which the new columns or tables are created or altered (i.e., not transferred into such Application Software from other Application Software or applications), and (ii) the commands to insert, delete or modify data in the new or altered columns, tables, schemas or databases must be included within existing "begin transaction" and "commit transaction" statements in the original version of the Application Software. Moreover, an Application Deployment Copy, Application Deployment Seat or Application Deployment Named User may not be used to run copies of Programs which have been modified through a full use license to include modifications not permitted above. Notwithstanding the above, the End User may use standard database administration command verbs used for backup, recovery, space/index management and consistency checking in the course of systems administration.

2. In addition to license fees owed to Sybase by Partner for distribution of Sybase SQL Server Program to End-Users, the following fees for Data Access Seats plus single copy of Jconnect Program shall be paid under terms set forth under the Agreement. Fees for Jconnect Program have been included in the Data Access Seat fees below. For each copy of the TrendWeb Application Software distributed to End-User, End-User shall license or have licensed a copy of Sybase SQL Server Program per server (together, a "Unit").

Data Access Seat    MINIMUM PRICE OF DATA ACCESS SEATS PER UNIT (PER SERVER)

                    The greater of ***** of the net fees paid for the Application Software or:

1                   *****
2-5                 *****
6-10                *****
11-20               *****
21-50               *****
51-100              *****
101-250             *****
251-500             *****
501-750             *****
751+                *****

3. Partner agrees that prior to granting the Data Access Seat License to any End-User, such End-User will sign an agreement with substantially similar terms as those set forth in Paragraph 1 above.

4. For the TrendWeb Application Software, Partner will send to Sybase no later than 30 days after the end of a fiscal month, (a) a written or readable electronic report showing the number of copies of Programs (including Jconnect and Sybase SQL Server) distributed to each End-User, total Data Access Seats to each End-User, Partner's price list price for each distributed product, the net price, and the total amount owed Sybase and (b) a royalty payment for fees due.

__________
***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Except as amended above, the Agreement shall remain in full force and effect.

Sybase, Inc.                          Desktalk Systems, Inc.

By:  /s/ GLEN GERMANOWSKI             By:   /s/ PAUL MADICK
   _____________________________         _____________________________

Name:  Glen Germanowski               Name:   Paul Madick
     ___________________________           ___________________________

Title: Senior Corporate Counsel       Title:     General Counsel
      __________________________            __________________________

Date:          2/2/98                 Date:         1/20/98
     ___________________________           ___________________________

          ADDENDUM TO COMMERCIAL APPLICATION PARTNER (CAP) AGREEMENT

This Addendum (the "Addendum") entered into on Jan. 1, 1998 supplements and amends the terms of the Commercial Application Partner (CAP) Agreement dated June 26, 1996 (the "Agreement") between Sybase, Inc. ("Sybase") and Desktalk Systems, Inc. ("Partner"). Capitalized terms not otherwise defined shall have the meaning set forth in the Agreement.

1. Partner will send Sybase no later than 30 days after a fiscal month end, (a) a written or readable electronic report showing the number of copies of full use Programs distributed to End-Users, total Programs distributed to each End-User, total, Partner's price list price for each distributed product, the net price, and the total amount owed Sybase and (b) a royalty payment for fees due.

2. Partner shall pay the then current Update fee for the right to pass on updates for full use Programs to its End-Users.

Except as amended above, the Agreement shall remain in full force and effect.

Sybase, Inc.                          Desktalk Systems, Inc.

By: /s/ GLEN GERMANOWSKI              By: /s/ PAUL MADICK
   ____________________________          ___________________________

Name: Glen Germanowski                Name: Paul Madick
     __________________________            _________________________

Title: Senior Corporate Counsel       Title: General Counsel
      _________________________             ________________________

Date: Feb. 2, 1998                    Date: 1/1/98
     __________________________            _________________________

                                 AMENDMENT TO
                   COMMERCIAL APPLICATION PARTNER AGREEMENT

This Amendment (the "Amendment") entered into on Feb. 4, 2000, supplements and amends the terms of the Commercial Application Partner Agreement dated June 26, 1996 as previously amended (the "Agreement") between Sybase, Inc. ("Sybase") and Desktalk Systems, Inc. ("Partner"). Capitalized terms not otherwise defined shall have the meaning set forth in the Agreement.

1. In the Addendum to Commercial Application Partner Agreement dated January 20, 1998, the following changes are made:

     Paragraph 3 of Section 1 is replaced with the following new paragraph.

     A "Data Access Seat License" permits an external Seat to access, via the Internet, the Adaptive Server Enterprise Program resident on the End-User's servers and at its site, embedded in the TrendWeb Application Software. A Data Access Seat may be an Enterprise or a Workplace level license.

     In Section 4, "the TrendWeb" in line 1 is replaced with "all". In line 4 after "Data Access Seats" add "and all other Seats".

2.   a.   License Fee Payment. Partner shall pay Sybase a non-refundable, irrevocable amount of ***** in prepaid license fees, due in accordance with the following schedule: ***** due no later than February 4, 2000; ***** due no later than March 2, 2000, and ***** due no later than March 30, 2000. Such amount may only be applied to license fees for the Adaptive Server Enterprise Program ("ASE") Program distributed to End-Users under the Agreement. Failure to meet such payment terms within the time periods set forth above will result in termination of this Addendum.


     b. Support. In exchange for the fees specified on the Exhibit A, Partner shall receive the Extended Support Plan for one year from the date of the Agreement set forth in the attached Extended Support Plan Attachment. Including the new contacts specified on such Exhibit A, as of the date of this Amendment, Partner has a total of 10 Extended Support U.S. contacts, and 3 Extended Support International contacts. Additional Extended Support U.S. contacts may be purchased at ***** each and additional Extended Support International contacts may be purchased at ***** each. Such pricing is subject to change, in accordance with the then current Price List.

3. For the TREND and TREND related Application Software, Partner shall receive the following pricing for the embedded ASE Program.

          a. Partner shall receive (i) a ***** discount off the price of each Workplace ASE Program Seat and Server and (ii) a ***** discount off the price of each Enterprise ASE Program Seat and Server.

                                       1

__________
***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

          b. The above discount is in addition to any Partner discount set forth in the Price List, and is to be calculated after the application of the standard Partner discount.

4. For the TrendWeb Application Software dependent on ASE, license fee royalties payable by Partner to Sybase for the Programs distributed under this Addendum shall be calculated as ***** of Partner's worldwide Net Revenue. "Net Revenue" shall mean the total license fees paid to Partner by its End User with respect to the TrendWeb Application Software, excluding sales and similar taxes, customs duties, shipment charges and other such ancillary items. Net Revenue shall include the net present value of all installment payments due by the End User, but shall exclude custom software development and consulting services. For purposes of determining the amounts payable to Sybase hereunder, no deduction from Net Revenue shall be made for royalties, commissions, costs of goods sold, returns or other similar costs incurred without Sybase's express written agreement. All payments shall be in US Dollars and shall be converted from foreign currency amounts on the same basis and at the same conversion rates as Partner generally uses for its own revenue accounting purposes for Partner revenue transactions. For purposes of determining the Net Revenue from the Application Software, if the Application Software is bundled with other hardware or software, the Net Revenue attributable to the Application Software shall be calculated on the basis of the prices of all components of the bundle. Partner shall provide Sybase with supporting details of such Net Revenue calculations upon request by Sybase from time to time. In addition, in no event shall the per copy royalty payable by Partner to Sybase for any Program be less than the following:

No. of Partner's
Seats Distributed           Minimum Per Copy Royalty

1                           *****
2-5                         *****
6-10                        *****
11-20                       *****
21-50                       *****
51-100                      *****
101-250                     *****
251-500                     *****
501-750                     *****
751+                        *****

5. The amount set forth in Section 2, above, shall not be used for Development Software or support or maintenance fees.

6. Second Level Support/Updates Pricing. For each copy of the Program distributed by Partner, Partner shall pay Sybase an annual fee, for Second Level support plus Updates as available, equal to ***** of the total license fees paid to Sybase for each Program, provided Partner is current on support for its Development Software.

7. Partner will pass the following terms to the End-User: "A Program designated as `Workplace' may only run on the operating environment specified in the order. A Program

                                       2

__________
***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

designated as `Enterprise' may only run on the operating environment specified in the order, or on a Workplace operating environment."

8. Term. The Agreement is hereby extended to three years from the date of this Addendum. The Agreement shall not be thereupon automatically extended.

Except as amended above, the Agreement shall remain in full force and effect.

Sybase, Inc.                            Desktalk Systems, Inc.

By:  /s/ GLEN GERMANOWSKI               By:  /s/ PAUL MADICK
   ________________________________        _______________________________

Name:  Glen Germanowski                 Name:  Paul Madick
     ______________________________          _____________________________

Title: VP/Associate General Counsel     Title:   General Counsel
      _____________________________           ____________________________

                        Sybase, Inc. PARTNER EXHIBIT A
           NETWORKED AND/OR STANDALONE LICENSED PROGRAMS AND SERVICE

Partner Address: DESKTALK                             Ship To Address: DESKTALK                                Contact: ____________
                 19191 South Vermont Avenue 9th Floor                  19191 South Vermont Avenue 9th Floor    Phone:   ____________
                 Torrance, CA 90502                                    Torrance, CA 90502                      Contact: ____________
                                                                                                               Phone:   ____________
(check one)      SI ______  CAP [X]                                    Use a separate Exhibit A for each site. (Place Contact
                                                                                                                Information on
                                                                                                                 additional sheets
                                                                                                                   as needed)
(check one): Licensed Use: Demonstration ____ Evaluation ____ Internal ____ Distribution to End User [X] Outsourcing at Partner's
site ____ Outsourcing at End-User's site: ____
If Partner is ordering Programs as an Outsourcer, provide End-User name and address: _______________________________________________
(Partner may only order copies for Outsourcing if it has signed Outsourcing Addendum.)

In exchange for the Program licenses and services listed below, including Restricted Release licenses, Partner agrees to pay Sybase or its assigns the following fees, due Net 30 days from the date of the invoice.

------------------------------------------------------------------------------------------------------------------------------------
Catalog No.  Product Name*               Version  Operating    Lic   Qty    Primary or       Total List      Disc %      Total
                                                   System    Type**         Secondary        Price (Use               Discounted
                                                                               Copy        list price for             License Fee
                                                                         ("P" or  "S")      country where
                                                                              **            Program will
                                                                                              be used)
------------------------------------------------------------------------------------------------------------------------------------
9700         VAR PREPAY LICENSES                  ()                  1         P           $   *****         0.00    *****
10373ns      Adaptive Server Enterprise  1192     Sun Solar           1         P           $        0.00     0.00    $      0.00
98486        Add'l Extended Support                                                         $                         $
             Contact                                                  6
98561        Add'l Basic Global Support
             Con                                                      1                     $                         $
                                                                                   Totals   $   *****
---------------------------------------------------------
Catalog No.  Net First      Consulting,        Check if
             Year           Additional        Restricted
             Support        Documentation,     Release
             Fees           Additional
                            Education and
                            Other Fees
---------------------------------------------------------
9700         $     0.00     $                    |_|
10373ns      $     0.00     $                    |_|
98486        $     0.00     $                    |_|
98561        $     0.00     $                    |_|
Grand Totals $    *****

* License Type - (e.g. Server (SR), Seat(ST), Named User (NM), Standalone Seat (SS), Standalone Named User (SN) or Incremental CPU (IC)). E/W/O = E is Enterprise, W is Workplace and O is Other.

** All licenses shall be subject to the terms of the Software License Agreement between the parties referenced above except for Programs licensed by a Sybase subsidiary or third party pursuant to a license agreement accompanying the Program media. Partner acknowledges that such license agreement may contain a different warranty period and that Sybase is not responsible for support of any Programs of such subsidiaries or third party. If support for any Sybase subsidiary or third party Programs is included on this Exhibit A, then the support shall be provided by such subsidiary or third party in accordance with its then current support policies.

     For each copy of SYBASE SQL Server included on this Exhibit A, Partner is deemed to have also licensed without further charge one Open Client/C Developer's Kit for each of the following operating systems: MS-DOS, Windows, MS Windows 95, MS Windows NT, OS/2 and Macintosh. If an Open Client/C Developer's Kit or an ODBC Driver has been licensed for a particular operating system, then Partner may make and Use an unlimited number of copies of the Open Client/C or ODBC Driver Run-Time Programs (as applicable) running on such operating system.

*** In the case of Seats and Named Users, a `Primary Copy' is a Seat or Named User for which a license card is shipped to the Partner and a `Secondary Copy' is a Seat or Named User licensed without the shipment of card.

Sybase, Inc.:                           Name of Partner: DeskTalk Systems, Inc
                                                        _______________________

By: /s/ GLEN GERMANOWSKI                By: /s/ PAUL MADICK
   ___________________________________     ____________________________________

Name: Glen Germanowski                  Name: Paul Madick
     _________________________________       __________________________________

Title: VP/Associate General Counsel     Title: General Counsel
      ________________________________        _________________________________

                                        Date Exhibit Signed: 2/4/00
                                                            ___________________

                                       1

__________
***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Extended Support Attachment

1.   SUPPORTED PROGRAMS.

Sybase will provide SupportNow Extended support for the "Supported Programs" listed on the Sybase quotation and as confirmed by Customer's purchase order or written acknowledgement and a Sybase invoice. "Supported Programs" shall mean the then current version of the listed software programs running the specified operating system software and the immediately preceding version of such sort program. Sybase will provide two certification test vouches.

2.   SUPPORT SERVICES.

     2.1 Telephone Technical Support. Sybase will provide telephone technical support for the Supported Program 24 hours a day, 7 days a week, 365 days a year. When a Customer calls for technical assistance outside of local normal business hours or during locally observed holidays, the call is automatically routed to an open support center. P1 cases will be worked on a 24 x 7 basis until the System is operational or a reasonable workaround is in place. All other case levels will be logged for next business day response by the local support center. For P1 cases to be worked on a 24 x 7 basis, the Customer must provide Sybase with a contact during this 24 x 7 period, either on site or by beeper, to assist with data gathering, testing, and applying all fixes to Customer's environment.

     2.2 Electronic Support. Sybase will provide access to its electronic support services, such as the web-based Technical Library, electronic case management, electronic software distribution, and Newsgroups.

     2.3 Onsite Assistance. Sybase, at its discretion, may provide optional onsite assistance to Customer at Customer's request. For such optional onsite assistance, Customer agrees to pay the then current time and materials charges plus actual travel, living and out-of-pocket expenses reasonably incurred by Sybase.

3    AUTHORIZED CONTACTS.

Sybase shall provide the Support Services for four Customer contacts. The Customer may designate other support contacts for an additional annual charge per contact. The Customer is responsible to designate the support contacts for all matters related to service. Such contacts shall be knowledgeable in the Supported Programs and all associated software.

4    RESOLUTION OF SUPPORT REQUESTS.

     4.1 Initiation of Support Request. Customer's contact may contact the designated Sybase Technical Support Center, or enter a request electronically via the web, to initiate a software support request referred to as a case. The Technical Support Center will log the case and assign a reference number to it called a case number. When requesting service, Customer shall provide the following information: (a) Customer's name, (b) support ID number, (c) priority of support request, (d) product and version number of the software Customer is using, including maintenance release number, (e) platform and operating system, including version number, (f) front-end (client) product and version numbers,
(g) client machine operating system type and version, (h) description of the problem, and (i) application program environment.

     4.2 Priority level. Customer will use its reasonable business judgment to categorize each support request associated with the Supported Programs as one. of the following types of priorities:

          (a) Priority One ("P1"): The software is not operational and no workaround is possible, or a workaround exists but is unacceptable became of its impact on Customer's business. Development or production is halted, or the problem is having a severe impact on Customer's ability to continue development.

          (b) Priority Two ("P2"): The software is operational, but its functionality is seriously affected. There may be a workaround, but implementing the workaround is time consuming and will adversely affect Customer's project.

          (c) Priority Three ("P3"): The software is useable, but development or production is impacted. Development/production can continue for a reasonable amount of time before the problem becomes critical. A workaround is available and acceptable.

          (d) Priority Four ("P4"): The software is useable, but Customer has a question or would like to submit an enhancement request.

     4.3 Response Policy. If, in Sybase's judgment, Customer correctly identifies a support request u a Priority One severity, Sybase shall use reasonable efforts to respond to the request within one (1) hour. If, in Sybase's judgment, Customer correctly identifies a support request as a Priority Two severity, or a Priority Three/Four severity, Sybase shall use reasonable effort to respond within two (2) hours, or six (6) hours respectively. After responding to the call and gathering any additional required information, Sybase will develop and communicate a plan for addressing the support request, which may involve providing a fix, developing a workaround, or providing some other solution.

     4.4 Access and Configuration. Customer shall provide Sybase and its designees with dial-in telephone or Internet access to the applicable system for servicing under this Agreement, provided that Sybase and its designees comply with Customer's reasonable security requirements related to such telephone access. In addition, the Customer will maintain all software, hardware, and network equipment in the configuration recommended by Sybase or by the appropriate equipment vendor.

     4.5 Escalation Response. If at any point while a case is open the Customer is not satisfied with the current plan of action, the Customer may request escalation through the Technical Support engineer. The Technical Support manager responsible for the team supporting the case will address escalation requests and develop an action plan. This plan will be mutually agreed upon with the Customer. Customers may request escalation to a higher level whenever they feel it is necessary.

5    SOFTWARE SERVICES - PROGRAM REVISIONS.

     5.1 Deliverables. Sybase will provide the following updates and improvements to the Supported Programs, as they are made generally available to Sybase SupportNow customers. When deploying such updates and improvements, the Customer will maintain all software, hardware, and network equipment in the configuration recommended by Sybase or by the appropriate equipment vendor.

     (a) Bug Fixes and Workarounds. Sybase will provide bug fixes or workaround solutions to correct, to the extent reasonably possible, any defects in the Supported Programs, which cause the Supported Programs not to operate in accordance with the Supported Programs published end user documentation. Sybase reserves the right to make corrections or fixes only to the current or immediately preceding version of the Supported Programs at Sybase's sole discretion.

     (b) New Version Releases. Sybase will provide enhancements to the Supported Programs, which Sybase designates as "internal improvements". The term "enhancement" shall mean any program, any part thereof, or any materials not included in the Supported Programs at the time of execution of this Agreement, which modify or improve the existing functions of the Supported Programs. Enhancements do not include any now modules which Sybase designates as software products and charges separately or any new software products which Sybase designates by a different product name.

     (c) Maintenance Releases. Sybase will provide periodic maintenance releases with fully tested software fixes.

     (d) Limitations. Sybase does not have an obligation to modify the Supported Programs to run with now versions of the Operating System.

     5.2 Delivery Method. Sybase will provide the revisions described under this Paragraph 5 to Customer upon request by either shipment or electronic distribution.

6    GLOBAL SUPPORT.

Support is provided only for contacts based in a single country. Sybase may provide optional geography coverage for support contacts based outside the primary country at the Customer's request and if suitable Sybase personnel are available in the requested country. For such global support coverage, Customer agrees to pay the additional then current annual global support contact fees.

             ADDENDUM TO COMMERCIAL APPLICATION PARTNER AGREEMENT

This Addendum (the "Addendum") entered into on August 1, 2000 supplements and amends the terms of the Commercial Application Partner ("CAP") Agreement dated June 26, 1996 (the "Agreement") between Sybase, Inc. ("Sybase") and Desktalk Systems, Inc. ("Partner"). Capitalized terms not otherwise defined shall have the meaning set forth in the Agreement.

The Schedule A-Silver Level to the Commercial Application Partner Agreement is modified as follows. "includes up to 5 Demonstration Copies" is deleted. In exchange for payment of the Annual Renewal Fee, Partner shall hereby have the right to make a reasonable number of Demonstration Copies.

Except as amended above, the Agreement shall remain in full force and effect.

Sybase, Inc.                              Desktalk Systems, Inc.

By: /s/ Glen Germanowski                  By: /s/ Joseph M. Feig
    --------------------------------           -------------------------------

Name: Glen Germanowski                    Name: Joseph M. Feig
      ------------------------------             -----------------------------

Title: VP/Associate General Counsel       Title: Chief Financial Officer
       -----------------------------             -----------------------------

Date: August 8, 2000                      Date: August 1, 2000
      ------------------------------            ------------------------------


                                       1